Calculation of Filing Fee Tables
S-4
XOMA Royalty Holdings Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0075 per share	Other	20,380,368		$ 848,638,523.52	0.0001381	$ 117,196.98
Fees to be Paid	2	Equity	Warrants	Other	131,177		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Options to purchase Common Stock	Other	1,526,530		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Restricted Stock Units	Other	368,269		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Performance Stock Units	Other	800,581		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 848,638,523.52		$ 117,196.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 117,196.98
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Consists of common stock, par value $0.0075 per share ("HoldCo common stock"), of XOMA Royalty Holdings Corporation, a Nevada corporation ("HoldCo"), issuable to holders of common stock, par value $0.0075 per share ("XOMA Royalty common stock"), of XOMA Royalty Corporation, a Nevada corporation ("XOMA Royalty"), and other XOMA Royalty security holders in the proposed merger of XRH Merger Sub, Corp., a Nevada corporation and a direct, wholly owned subsidiary of HoldCo, with and into XOMA Royalty, with XOMA Royalty surviving the merger as a wholly owned subsidiary of HoldCo. The number of shares of HoldCo common stock to be registered consists of (i) all shares of HoldCo common stock issued in exchange for shares of XOMA Royalty common stock, (ii) all shares of HoldCo common stock issuable upon exercise of warrants to purchase shares of HoldCo common stock issued in exchange for warrants to purchase shares of XOMA Royalty common stock, (iii) all shares of HoldCo common stock issuable upon the exercise of HoldCo options to purchase shares of HoldCo common stock issued in exchange for XOMA Royalty stock options to purchase shares of XOMA Royalty common stock, (iv) all shares of HoldCo common stock issuable upon vesting of HoldCo restricted stock units that vest into shares of HoldCo common stock issued in exchange for XOMA Royalty restricted stock units that vest into shares of XOMA Royalty common stock and (v) all shares of HoldCo common stock issuable upon vesting of HoldCo performance stock units that vest into HoldCo common stock issued in exchange for XOMA Royalty performance stock units that vest into XOMA Royalty common stock. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any securities that may from time to time be offered or issued resulting from forward or reverse stock splits, stock dividends or similar transactions. Excludes HoldCo preferred stock because, prior to the effective time of the Merger (as defined in the proxy statement/prospectus), each 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share (the "Series A Preferred Stock") and 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share (the "Series B Preferred Stock", together with the Series A Preferred Stock, the "Perpetual Preferred Stock"), shall be redeemed in accordance with the terms of the applicable certificate of designation governing such Perpetual Preferred Stock, including payment of all accrued and unpaid dividends thereon through the date of such redemption. The filing fee paid in connection with this registration statement is intended to offset, pursuant to Rule 0-11(a)(2) under the Exchange Act, any filing fee that would otherwise be payable under Section 14(g) of the Exchange Act and Rule 0-11 thereunder in connection with the proxy solicitation included in the proxy statement/prospectus forming a part of this registration statement. The transaction value of $832,334,229.12 was calculated as the sum of (i) 17,553,811 issued and outstanding shares of XOMA Royalty common stock, multiplied by $40.84, representing $39.00 in cash plus the estimated fair market value of one contingent value right, estimated solely for purposes of calculating the filing fee at $1.84 per CVR (which is estimated solely for purposes of calculating the filing fee and does not constitute, and should not be construed as, a representation as to the actual, fair market, tax, accounting, appraisal or other value of any contingent value right) (collectively, the "Merger Consideration"), (ii) 131,177 shares of XOMA Royalty common stock subject to outstanding XOMA Royalty warrants, multiplied by the Merger Consideration, (iii) 1,526,530 shares of XOMA Royalty common stock subject to outstanding XOMA Royalty stock options, multiplied by the Merger Consideration, (iv) 368,269 shares of XOMA Royalty common stock subject to outstanding XOMA Royalty restricted stock units, multiplied by the Merger Consideration and (v) 800,581 shares of XOMA Royalty common stock subject to outstanding XOMA performance stock units, multiplied by the Merger Consideration. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act, based on the market value of the securities to be received by the registrant in the pre-closing reorganization of HoldCo and XOMA Royalty. The proposed maximum offering price per share and the maximum aggregate offering price are based on the average of the high and low prices of XOMA Royalty common stock as reported on The Nasdaq Global Market on May 19, 2026, in accordance with Rule 457(c) under the Securities Act.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	20,380,368	$ 41.64	$ 848,638,523.52			$ 848,638,523.52

[2]	Consists of HoldCo warrants to purchase shares of HoldCo common stock issued in exchange for XOMA Royalty warrants to purchase shares of XOMA Royalty common stock. The registration fee with respect to the HoldCo warrants has been allocated to the underlying shares of HoldCo common stock issuable upon the exercise of such warrants, as described in footnote (1).

[3]	Consists of HoldCo options to purchase shares of HoldCo common stock issued in exchange for XOMA Royalty stock options to purchase shares of XOMA Royalty common stock. The registration fee with respect to the HoldCo options to purchase shares of HoldCo common stock has been allocated to the underlying shares of HoldCo common stock issuable upon the exercise of such options, as described in footnote (1).

[4]	Consists of HoldCo restricted stock units that vest into shares of HoldCo common stock issued in exchange for XOMA Royalty restricted stock units that vest into shares of XOMA Royalty common stock. The registration fee with respect to the HoldCo restricted stock units that vest into shares of HoldCo common stock has been allocated to the underlying shares of HoldCo common stock issuable upon the vesting of such restricted stock units, as described in footnote (1).

[5]	Consists of HoldCo performance stock units that vest into shares of HoldCo common stock issued in exchange for XOMA Royalty performance stock units that vest into shares of XOMA Royalty common stock. The registration fee with respect to the HoldCo performance stock units that vest into shares of HoldCo common stock has been allocated to the underlying shares of HoldCo common stock issuable upon the vesting of such performance stock units, as described in footnote (1).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date